EXHIBIT 10

                                              ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into this ___th day of April, 2003, by and between Dtomi, Inc., a Nevada corporation (the "Purchaser") and John Simpson, an individual (the "Seller").


         WHEREAS, the Seller is the owner of the air spring powered lowerable suspension assembly patent, Patent No. 6,530,580 (the "Asset"); and

         WHEREAS, the Purchaser desires to purchase, and the Seller desires to sell, the Asset, for use in the Purchaser's business; and


         NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


         1. ASSET PURCHASED. The Seller agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Seller, on the terms and conditions set forth in this Agreement, the Asset. To effect the foregoing, Seller will sell, assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to the Asset, including all common law rights, all goodwill and all claims for damages by reason of any past infringement and any other right or interest Seller may have in the Asset and all other patent applications, improvements, reissues and inventions arising therefrom, for Purchaser's own use and enjoyment and the use and enjoyment of Purchaser's successors, assigns and other legal representatives.

         2. LIABILITIES ASSUMED. The Purchaser agrees to assume and pay, discharge or perform, as appropriate, Three Hundred Thousand Dollars ($300,000) of liabilities of the Seller relating to and/or arising out of costs associated with commercializing the technology underlying the Asset, which existed or arose prior to the closing, including, but not limited to, costs associated with certain obligations to, and/or claims by, third parties in Australia with an alleged interest in the Asset (the "Liabilities"). Further, the Purchaser shall, no later than ten (10) days after the Closing (defined in Section 5.1 below), pay Seller Fifty Thousand Dollars ($50,000) towards satisfaction of the Liabilities. The obligations of the Purchaser under this Section are subject to whatever rights the Purchaser may have under this Agreement or otherwise for breach by Seller of any representation, warranty, covenant or agreement contained in this Agreement, including but not limited to any right of indemnification provided by this Agreement.

         3. PURCHASE PRICE. In consideration of the sale, transfer and conveyance to the Purchaser of the Asset and the Assumed Liabilities, Purchaser will issue Seller common stock equaling forty percent (40%) (approximately 711,992 shares) (the "Shares") of the




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issued and outstanding stock of Dtomi, post-split(1) (the "Purchase Price"). The number of Shares to be transferred to Seller shall be appropriately  adjusted to
reflect  the  effect  of  any  stock  split,   reverse  split,  stock  dividend,
reorganization, recapitalization or other like change with respect to Seller's common stock occurring after the Closing Date, as defined in Section 5.1, and prior to the Closing, so as to provide Seller the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization, or like change.

         4. PAYMENT OF PURCHASE PRICE. At the Closing, the Purchaser shall issue, or direct its transfer agent to issue the Shares to the Seller, on account of the Purchase Price.

         5. CLOSING.

                  5.1 TIME AND PLACE. The closing of the sale and purchase of the Asset (the "Closing") shall take place at The Otto Law Group, PLLC, at 5:00 p.m. on April __, 2003 ("Closing Date"), or at such other time as the parties may agree in writing.

                  5.2 OBLIGATIONS OF SELLER AT THE CLOSING. At the Closing, the Seller shall execute, or cause to be executed, and shall deliver to the Purchaser the following:

              5.2.1 that certain  Assignment of Patent Rights,  attached  hereto as EXHIBIT A;

              5.2.2 a certificate of the Seller  representing  and warranting to the Purchaser that each of the representations and warranties of the Seller in this Agreement are accurate in all respects as of the date of this Agreement and are accurate in all respects as of the Closing Date as if made on the Closing Date; and

              5.2.3 such other documents as the Purchaser may reasonably request for the purpose of (A) evidencing the accuracy of any of Seller's representations and warranties, (B) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by it, (C) evidencing the satisfaction of any condition referred to in this Agreement, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated in this Agreement.

                  5.3 OBLIGATIONS OF PURCHASER AT THE CLOSING. At the Closing, the Purchaser shall execute, or cause to be executed, and shall deliver to the Seller the following:

--------

   1 Purchaser shall effect a 1-for-20 reverse stock split of the Purchaser's issued and outstanding common stock, options, warrants, and any other securities convertible into or that may be exchanged for options, warrants or common or preferred stock of the Purchaser, bringing the total issued and outstanding stock of the Corporation to Nine Hundred Seventy Thousand Eight Hundred Ninety Nine (970,899) shares from Nineteen Million Four Hundred Seventeen Thousand Nine Hundred and Eighty One (19,417,981) shares.



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

              5.3.1 a  certificate  or   certificates   for  the  Shares  to  be
                    transferred to the Seller pursuant to this Agreement against delivery of the Asset;

              5.3.2 a  certificate  of the  Purchaser to the effect that each of the Purchaser's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

              5.3.3 such other  documents as the Seller may  reasonably  request for the purpose of (A) evidencing the accuracy of any representation or warranty of the Purchaser, (B) evidencing the performance by the Purchaser of, or the compliance by the Purchaser with, any covenant or obligation required to be performed or complied with by the Purchaser, (C) evidencing the satisfaction of any condition referred to in this Agreement, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated in this agreement.

         5.4 POSSESSION. Simultaneously with such deliveries, Seller shall take all action necessary or appropriate to put Purchaser in actual possession and operating control of the Asset.

         6. SELLER'S OBLIGATION PRIOR TO CLOSING.

         6.1 SELLER'S USE OF ASSET PRIOR TO CLOSING. The Seller agrees that between the date of this Agreement and the Closing Date, the Seller will:

         6.1.1 Not assign, sell, lease or otherwise transfer or dispose of the Asset.


         7. CONDITIONS AND BEST EFFORTS. The Seller will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the obligations of the Seller under this Agreement, and will do all acts and things as may be required to carry out their respective obligations under this Agreement and to consummate and complete this Agreement.

         8. COVENANTS OF PURCHASER PRIOR TO CLOSING.

                  8.1 CONDITIONS AND BEST EFFORTS. The Purchaser will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the Purchaser's obligations under this Agreement, and shall do all acts and things as may be required to carry out the Purchaser's obligations and to consummate this Agreement.

                  8.2 CONFIDENTIAL INFORMATION. If for any reason the sale of the Asset is not closed, the Purchaser will not disclose to third parties any confidential information received from the Seller in the course of investigating, negotiating and performing the transactions contemplated by this Agreement.


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

                  8.3 REVERSE-SPLIT OF PURCHASER'S STOCK. The Purchaser shall effect a 1-for-20 reverse stock split of the Purchaser's issued and outstanding common stock, options, warrants, and any other securities convertible into or that may be exchanged for options, warrants or common or preferred stock of the Purchaser, bringing the total issued and outstanding stock of the Purchaser to Nine Hundred Seventy Thousand Eight Hundred Ninety Nine (970,899) shares from Nineteen Million Four Hundred Seventeen Thousand Nine Hundred and Eighty One (19,417,981) shares.


         9. SELLER'S REPRESENTATIONS AND WARRANTIES. The Seller represents and warrants to the Purchaser as follows:

                  9.1 SELLER'S AUTHORITY. Potential claims by certain third parties residing in Australia exist relative to whether the Seller holds good and marketable title to the Asset, whether the Asset is free and clear of restrictions on or conditions to transfer or assignment of the Asset, and whether the Asset is free and clear of liens, pledges, charges or encumbrances. With the exception of the foregoing, the Seller now has, and on the Closing Date will have, all requisite power and authority to sell and assign the Asset.

                  9.2 SELLER'S POWER AND AUTHORIZATION. The Seller has full authority to execute and deliver this Agreement and any other agreement to be executed and delivered by the Seller in connection herewith, and to carry out the transactions contemplated hereby. No other proceedings by the Seller will be necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby. The Seller has consulted its own financial advisor, tax advisor and accountant, as necessary or desirable, as to matters concerning this Agreement. This Agreement constitutes a valid and binding Agreement of the Seller in accordance with its terms.

                  9.3 CONFLICT WITH OTHER AGREEMENTS, CONSENTS AND APPROVALS. With respect to (i) any applicable law, statute, rule or regulation, (ii) any contract to which the Seller is a party or may be bound, or (iii) any judgment, order, injunction, decree or ruling of any court or governmental authority to which the Seller is a party or subject, the execution and delivery by the Seller of this Agreement and any other agreement to be executed and delivered by the Seller in connection herewith and the consummation of the transactions contemplated hereby will not (a) result in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation  or  acceleration,  or  (b)  require  any  authorization,  consent, approval, exemption or other action by any court or administrative or governmental body which has not been obtained, or any notice to or filing with any court or administrative or governmental body which has not been given or done.

                  9.4  COMPLIANCE  WITH LAW.  Except as  otherwise  provided  in
Section 9.1 of this Agreement, the Seller's use of the Asset has been in compliance with all applicable federal, state, local or other governmental laws or ordinances, the non-compliance with which, or the violation of which, might have a material adverse affect on the Asset, the Assumed Liabilities or the financial condition, results of operations or anticipated business prospects of the Purchaser, and the Seller has received no claim or notice of violation with respect thereto. The Seller has obtained all material permits, licenses, franchises and other authorizations necessary for the use of the Asset.


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                  9.5 TAX AND OTHER RETURNS AND REPORTS. (i) All federal, state, local and foreign tax returns and reports (including without limitation all income tax, social security, payroll, unemployment compensation, sales and use, excise, privilege, property, ad valorem, franchise, license and school) required to be filed by the Seller by the Closing ("Tax Returns") have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all such returns and reports properly reflect the taxes of the Seller for the periods covered thereby; and (ii) all federal, state and local taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions, including those enumerated above with respect to the Tax Returns, which are called for by the Tax Returns, or which are claimed to be due from the Seller by notice from any taxing authority, or upon or measured by its properties, assets or income, have been properly accrued or paid by or at the Closing if then due and payable.

                  9.6 TITLE TO ASSET. Except as otherwise provided in Section 9.1, the Seller holds good and marketable title to the Asset, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of liens, pledges, charges or encumbrances.

                  9.7   ASSET RIGHTS.

                  9.7.1 Except as otherwise provided in Section 9.1, no royalties or other amounts are payable by the Seller to other persons by reason of the Seller's ownership of the Asset.

                  9.7.2 Except as otherwise provided in Section 9.1, the Seller has obtained and delivered to the Purchaser all consents and approvals of third parties necessary to duly transfer to the Purchaser all of the Seller's rights, title and interest in and to the Asset.

                  9.8 LITIGATION.  Except as otherwise  provided in Section 9.1, the Seller has no knowledge of any claim, litigation, proceeding or investigation pending or threatened against the Seller that might result in any material adverse change in the condition of the Asset being conveyed under this Agreement.

                  9.9 ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of the representations or warranties of the Seller contain or will contain any untrue statement of a material fact or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading. The Seller knows of no fact that has resulted in a material change in the Asset that has not been set forth in this Agreement or otherwise disclosed to the Purchaser.

         10.   REPRESENTATIONS  AND  WARRANTIES  OF  PURCHASER.   The  Purchaser
represents and warrants as follows:

                  10.1 CORPORATE EXISTENCE. The Purchaser is now, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.


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

                  10.2 AUTHORIZATION. The Purchaser has full corporate authority to execute and deliver this Agreement and any other agreement to be executed and delivered by the Purchaser in connection herewith, and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and shareholder action. No other corporate proceedings by the Purchaser will be necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby. This Agreement constitutes a valid and binding Agreement of the Purchaser, in accordance with its terms. The Purchaser has consulted its own financial advisor, tax advisor and accountant, as necessary or desirable, as to matters concerning this Agreement.

                  10.3 CONFLICT WITH OTHER AGREEMENTS, CONSENTS AND APPROVALS. With respect to (i) the articles of incorporation or bylaws of the Purchaser,
(ii) any applicable law, statute, rule or regulation, (iii) any contract to which the Purchaser is a party or may be bound, or (iv) any judgment, order, injunction, decree or ruling of any court or governmental authority to which the Purchaser is a party or subject, the execution and delivery by the Purchaser of this Agreement and any other agreement to be executed and delivered by the Purchaser in connection herewith and the consummation of the transactions contemplated hereby will not (a) result in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation  or  acceleration,  or  (b)  require  any  authorization,  consent, approval, exemption or other action by any court or administrative or governmental body which has not been obtained, or any notice to or filing with any court or administrative or governmental body which has not been given or done.

                  10.4 ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of the representations or warranties of the Purchaser contain or will contain any untrue statement of a material fact or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading.


                  10.5 POST-CLOSING MATTERS. Immediately after the closing, the Purchaser shall:

         (a) enter into an employment agreement with Seller, the terms of which will be mutually agreed upon at that time. In connection with Seller's employment agreement, the Purchaser shall: 1) employ Seller as the President of the Purchaser; and 2) agree to pay Seller a mutually agreed upon salary;

         (b)      appoint Seller to the Board of Directors of the Purchaser; and

         (c) commit on a "best efforts" basis, to raise capital in the amount of One Million Dollars ($1,000,000) for the future operations of the Purchaser's MPD. PROVIDED, HOWEVER, that if the Purchaser fails to raise capital in the amount of One Million Dollars ($1,000,000) for the future operations of the Purchaser's MPD on or by July 1, 2003, Seller may re-acquire the Asset from the Purchaser on terms and conditions to be mutually agreed upon(2) by the Purchaser and Seller.

---------------------
   2 In the event that the Purchaser fails to raise capital in the amount of One Million Dollars ($1,000,000) for the future operations of the Purchaser's MPD on or by July 1, 2003, and the Purchaser and Seller are unable to reach an agreement for the terms upon which the Asset may be re-acquired by Seller, the parties agree to submit the matter to arbitration in accordance with Section
15.8 of this Agreement.


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         11. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS.  The obligation of the Purchaser to purchase the Asset is subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions, any one or portion of which may be waived in writing by the Purchaser:

                  11.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. The representations and warranties of the Seller contained herein and any other documents delivered by the Seller in connection with this Agreement shall be true and correct in all material respects at the Closing; and the Seller shall have performed all obligations and complied with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it or prior to the Closing.

                  11.2 CONDITIONS OF THE BUSINESS. There shall have been no material adverse change in the Asset prior to the Closing Date.

                  11.3 NO SUITS OR  ACTIONS.  Except as  otherwise  provided  in
Section 9.1, at the Closing Date no suit, action or other proceeding shall have been threatened or instituted to restrain, enjoin or otherwise prevent the consummation of this Agreement or the contemplated transactions.

         12. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions, any one or a portion of which may be waived in writing by the Seller;

                  12.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER. All representations and warranties made in this Agreement by the Purchaser shall be true as of the Closing Date as fully as though such representations and warranties had been made on and as of the Closing Date, and the Purchaser shall not have violated or shall not have failed to perform in accordance with any covenant contained in this Agreement.

                  12.1.1 KNOWLEDGE OF THIRD PARTY CLAIMS. Purchaser acknowledges and understands that potential claims by third parties residing in Australia exist relative to whether the Seller holds good and marketable title to the Asset, whether the Asset is free and clear of restrictions on or conditions to transfer or assignment of the Asset, and whether the Asset is free and clear of liens, pledges, charges or encumbrances.

         13. PURCHASER'S ACCEPTANCE. The Purchaser represents and acknowledges that it has entered into this Agreement on the basis of its own examination, personal knowledge and opinion of the value of the Asset. The Purchaser has not relied on any representations made by the Seller other than those specified in this Agreement. The Purchaser further acknowledges that the Purchaser takes the Asset in the condition existing on the date of this Agreement, except as otherwise provided in this Agreement.



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         14. INDEMNIFICATION AND SURVIVAL.

                  14.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement shall survive the Closing of this Agreement, except that any party to whom a representation or warranty has been made in this Agreement shall be deemed to have waived any misrepresentation or breach of representation or warranty of which such party had knowledge prior to Closing. Any party learning of a misrepresentation or breach of representation or warranty under this Agreement shall immediately give written notice thereof to all other parties to this Agreement. The representations and warranties in this Agreement shall terminate two (2) years from the Closing Date, and such representations or warranties shall thereafter be without force or effect, except any claim with respect to which notice has been given to the party to be charged prior to such expiration date.

                  14.2  SELLER'S  INDEMNIFICATION.  The Seller  hereby agrees to indemnify and hold the Purchaser, its successors and assigns harmless from and against: (i) Any and all damages, losses, claims, liabilities, deficiencies and obligations of every kind and description, contingent or otherwise, arising out of or related to the operation of the Asset prior to the close of business on the day before the Closing Date, except for damages, losses, claims, liabilities, deficiencies and obligations of the Seller expressly assumed by the Purchaser under this Agreement or paid by insurance maintained by the Seller or the Purchaser, (ii) any and all damage or deficiency resulting from any material misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of the Seller under this Agreement, and (iv) any and all actions, suits, claims, proceedings, investigation, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and attorneys fees) incident to any of the foregoing. If any claim is asserted against the Purchaser that would give rise to a claim by the Purchaser against the Seller for indemnification under the provisions of this Section, then the Purchaser shall promptly give written notice to the Seller concerning such claim and the Seller shall, at no expense to the Purchaser, defend the claim. PROVIDED, HOWEVER, that the Seller shall not be obligated to indemnify and hold the Purchaser, its successors and assigns harmless from and against damages, losses, claims, liabilities, deficiencies and obligations of any kind or description, contingent or otherwise, arising out of or related to claims against the Purchaser or the Asset as described in Section 9.1.

                  14.3 PURCHASER'S INDEMNIFICATION. The Purchaser agrees to defend, indemnify, and hold harmless the Seller from and against (i) any and all claims, liabilities and obligations of every kind and description arising out of or related to the Asset following Closing or arising out of the Purchaser's failure to perform obligations of the Seller assumed by the Purchaser pursuant to this Agreement; (ii) any and all damage or deficiency resulting from any material misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of the Purchaser under this Agreement, and (iii) any and all actions, suits, claims, proceedings, investigation, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and attorneys fees) incident to any of the foregoing.



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



         15. MISCELLANEOUS PROVISIONS.

                  15.1 NOTICES. All notices, requests, demands, claims, consents and other communications required or permitted under this Agreement shall be in writing. Any notice, request, demand, claim , communication or consent under this Agreement shall be deemed duly given if (and shall be effective two business days after) it is sent by certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                If to Purchaser: Dtomi, Inc.
                                 200 Ninth Avenue, Suite 220
                                 Safety Harbor, Florida 34965

                With a copy to:  David M. Otto
                                 The Otto Law Group, PLLC
                                 900 4th Ave., Suite 3140
                                 Seattle, Washington 98164



                If to Seller:    Mr. John E. Simpson

                                 2701 Salk Avenue
                                 Richland, WA 99352


or at any other address as any party may, from time to time, designate by notice given in compliance with this section.

                  15.2     TIME.  Time is of the essence of this Agreement.

                  15.3 SURVIVAL. Any of the terms and covenants contained in this Agreement which require the performance of either party after the Closing shall survive the Closing and delivery of the Asset and the Shares.

                  15.4 WAIVER. Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

                  15.5 ASSIGNMENT. Except as otherwise provided within this Agreement, neither party hereto may transfer or assign this Agreement without the prior written consent of the other party.

                  15.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to the conflicts of law principals thereof.

                  15.7 VENUE. This parties to this Agreement agree that any action on this Agreement shall be brought in a court of competent jurisdiction located in King County, Washington.

                  15.8 ARBITRATION. If at any time during the term of this Agreement any dispute, difference or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

                  15.9 ATTORNEY FEES. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys' fees to be fixed by the arbitrator, trial court and/or appellate court.

                  15.10 TITLES AND CAPTIONS. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

                  15.11 ENTIRE AGREEMENT. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

                  15.12 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

                  15.13 PRIOR AGREEMENTS. This document is the entire, final and complete agreement of the parties pertaining to the to purchase of the Asset, and supersedes and replaces all prior or existing written and oral agreements between the parties or their representatives relating to the Asset.

                  15.14 MODIFICATIONS MUST BE IN WRITING. This Agreement may not be changed orally. All modifications of this Agreement must be in writing and must be signed by each party.

                  15.15 AGREEMENT BINDING. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

                  15.16 FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

                  15.17 GOOD FAITH, COOPERATION AND DUE DILIGENCE. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

                  15.18 COUNTERPARTS. This Agreement may be executed by facsimile and in several counterparts, and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

                  15.19 SAVINGS CLAUSE. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                      SELLER:




                                      By:  _/s/ JOHN SIMPSON_______________
                                      Name:  John Simpson



                                      PURCHASER:

                                      DTOMI, INC.



                                      By: _/s/ David M. Otto________________
                                      Name: David M. Otto
                                      Title: Chairman of the Board of Directors

                                    EXHIBIT A

                           ASSIGNMENT OF PATENT RIGHTS

This Assignment of Patent Rights (the "Assignment") is made and effective as of April ___, 2003 (the "Effective Date") by and between John Simpson, an individual ("Assignor"), and Dtomi, Inc., a Nevada corporation ("Assignee").


                                    RECITALS

WHEREAS, Assignor is the owner of that certain United States Patent attached hereto as EXHIBIT A and incorporated herein by this reference (collectively, the "Patent");

WHEREAS, Assignor and Assignee have entered into that certain Asset Purchase Agreement, attached hereto as EXHIBIT B, dated April ___, 2003, (the "APA") by which Assignor has agreed to sell, and Assignee has agreed to purchase, the Patent, and assume certain liabilities of Assignor (the "Liabilities"); and

WHEREAS, pursuant to the APA, Assignor is obligated to transfer, and Assignee is entitled to receive all of Assignor's right, title, and interest in and to the Patent and all ownership interest in all patent rights associated with the Patent.


                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual covenants and provisions of this Assignment, and other good and valuable considerations as further set forth in other agreements between the parties, the parties hereto agree as follows:

         1. ASSIGNMENT.

         (a) As of the Effective Date, Assignor hereby sells, assigns, transfers and sets over to Assignee all of Assignor' right, title and interest in and to the Patent, including all common law rights, all goodwill and all claims for damages by reason of any past infringement and any other right or interest he may have in the Patent and all other patent applications, improvements, reissues and inventions arising therefrom, for Assignee's own use and enjoyment and the use and enjoyment of Assignee's successors, assigns and other legal representatives, to the end of the term for which said Patent is granted or reissued, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment had not been entered into. Assignee hereby accepts the assignment of such rights, subject to the terms and conditions of this Assignment.

          (b) Upon Assignee's request, Assignor will, without charge to Assignee and at Assignor's sole cost and expense, sign all papers, take all lawful oaths and take all other actions necessary, desirable or reasonably appropriate to record such assignments and to secure and maintain the Patent in any and all countries and to vest free, clear and lien-free title in and to the Patent solely in Assignee.

         (c) Assignor hereby agrees that a copy of this Assignment shall be deemed a full legal and formal equivalent of any assignment, consent to file or like document which may be required in any country for any purpose.

         2. INDEMNITY.

         (a) Except as otherwise provided in the APA, Assignor agrees to indemnify and hold Assignee and his nominees, successors, assigns, affiliates, agents and employees, harmless of and from any and all liabilities, claims, causes of action, penalties, demands and expenses, of any kind or nature whatsoever to the extent arising out of, resulting from, relating to or incident to the Assignor's obligations or use of the Patent prior to and including the Effective Date and the incorrectness of any representation or warranty of Assignor contained in this Assignment, and all expenses related thereto, including, without limitation, court costs and attorneys' fees.

         (b) Assignee agrees to indemnify and hold Assignor and his nominees, successors, assigns, affiliates, agents and employees, harmless of and from any and all liabilities, claims, causes of action, penalties, demands and expenses, of any kind or nature whatsoever to the extent arising out of, resulting from, relating to or incident to Assignee's obligations or use of the Patent subsequent to the Effective Date and all expenses related thereto, including, without limitation, court costs and attorneys' fees.

          3. REPRESENTATIONS AND WARRANTIES. Assignor represents and warrants to Assignee as follows:

(a) Except as otherwise provided in the APA, the Patent is in full force and effect and entitled to all privileges and protections accorded to the Patent under applicable laws, Assignor is not in default under any terms of the Patent and the Patent has not been assigned, terminated,modified or amended;

(b) Except as otherwise provided in the APA, Assignor holds free and clear title to the Patent, free from any lien, claim or defect against such title, and has the lawful right to convey all of his respective interests in the Patent to Assignee; and

(c) Except as otherwise provided in the APA, Assignor's conveyance of his interest in the Patent to Assignee, the execution and delivery of this Assignment by Assignor, and the consummation of the transactions as contemplated hereby, does not and will not violate or result in a material violation of any provision of any existing law or regulation or any order, award or decree of any court, arbitrator or governmental authority, by which Assignor or the Patent are bound.

         4. COUNTERPART AND FACSIMILE EXECUTION. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument. Executed copies of this Assignment transmitted by telecopier shall be valid and binding.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed and delivered as of the Effective Date.

                                ASSIGNOR:



                                --------------------------------------------
                                By: John Simpson




STATE OF WASHINGTON
                                        ss
COUNTY OF
          --------------------------

I certify that I know or have satisfactory evidence that JOHN SIMPSON is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

         WITNESS my hand and official seal hereto affixed this _____ day of __ ________, 2003.


                                     ------------------------------------
                                     Notary Public in and for
                                     the State of Washington,
                                     residing at:


                                     ----------------------------------.

                                     My commission expires_________.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed and delivered as of the Effective Date.


                               ASSIGNEE:
                               DTOMI, INC.:



                               ---------------------------------------------
                               By: David M. Otto
                               Title: Chairman of the Board of Directors


STATE OF WASHINGTON
                                        ss
COUNTY OF
          --------------------------

I certify that I know or have satisfactory evidence that DAVID M. OTTO is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the CHAIRMAN OF THE BOARD of DTOMI, INC. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

            WITNESS my hand and official seal hereto affixed this _____ day of _________, 2003.



                                      -----------------------------------------
                                      Notary Public in and for
                                      the State of Washington,
                                      residing at:

                                      ----------------------------------.

                                      My commission expires_________.